Exhibit 99.1

   Sound Federal Bancorp, Inc. Announces Fourth Fiscal Quarter and Year End
                                   Earnings

    WHITE PLAINS, N.Y., April 29 /PRNewswire-FirstCall/ -- Sound Federal Bancorp, Inc. (Nasdaq: SFFS) (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.5 million or diluted earnings per share of $0.12 for the quarter ended March 31, 2004, as compared to $2.3 million or diluted earnings per share of $0.18 for the quarter ended March 31, 2003, a decrease of 36.9% in net income. The decrease in net income for the quarter ended March 31, 2004 as compared to the same quarter in the prior year is primarily attributable to a $1.2 million increase in non-interest expense partially offset by a $443,000 decrease in income tax expense. For the fiscal year ended March 31, 2004, net income amounted to $6.6 million or diluted earnings per share of $0.52 as compared to $8.5 million or diluted earnings per share of $0.65 for the prior fiscal year. The decrease in net income for the year ended March 31, 2004 reflects an increase of $3.4 million in non-interest expense partially offset by an increase of $353,000 in net interest income and a decrease of $1.0 million in income tax expense.
    Bruno J. Gioffre, Chairman of the Board, commented, "The Company's net income reflects increased expenses related to the growth of the Bank's franchise as well as increased expenses related to stock compensation plans. The interest rate environment has hampered revenue growth despite the growth of the Bank's franchise. However, we recognize the opportunities and threats of the current interest rate environment and that of increasing interest rates. We believe that expanding the Bank's franchise while interest rates are low provides an opportunity to attract new customers with relatively low interest rates on deposits. As such, I am pleased to announce that we will be opening our 12th full service branch in Brookfield, Connecticut in May 2004 and our 13th full service branch in Carmel, New York in October 2004. These locations expand our presence into contiguous communities and will provide additional opportunities to the existing branches. We appreciate the support of our stockholders and customers as we continue to grow the Company. We look forward to the 2005 fiscal year with great enthusiasm for the opportunities and challenges that lie ahead."
    The Company's total assets amounted to $890.5 million at March 31, 2004 as compared to $796.1 million at March 31, 2003. The $94.4 million increase in total assets is primarily due to a $42.7 million increase in securities available for sale to $337.7 million, a $50.8 million increase in net loans to $478.5 million, and the purchase of bank-owned life insurance with a cash surrender value of $10.1 million. These increases were partially offset by a decrease in federal funds sold of $15.4 million. Our asset growth was funded principally by a $104.1 million increase in deposits to $708.3 million.
    Total stockholders' equity decreased $1.2 million to $137.1 million at March 31, 2004 as compared to $138.3 million at March 31, 2003. The decrease reflects the purchase of treasury shares at a cost of $8.4 million and dividends paid of $2.6 million partially offset by net income of $6.6 million, an increase of $686,000 attributable to accumulated other comprehensive income and proceeds of $268,000 on the reissuance of treasury shares for stock options exercised. The change in accumulated other comprehensive income reflects a decrease of $3.5 million ($2.1 million after taxes) in the minimum pension liability partially offset by a decrease of $2.4 million ($1.4 million after taxes) in the net unrealized gain on securities available for sale.
    Net interest income for the quarter ended March 31, 2004 amounted to $6.8 million, a $118,000 decrease from the same period in the prior year. The interest rate spread was 2.98% and 3.41% for the quarters ended March 31, 2004 and 2003, respectively. Our net interest margin for those respective periods was 3.20% and 3.79%. For the year ended March 31, 2004, net interest income amounted to $26.2 million as compared to $25.8 million for the prior year.
Our interest rate spread was 2.98% and 3.71% and our net interest margin was 3.24% and 3.93% for the respective 2004 and 2003 fiscal years. The decreases in interest rate spread and net interest margin are primarily the result of mortgage refinancings, lower rates on new loans originated and lower returns on our investment portfolio, as interest rates remain at 40-year lows. If interest rates begin to increase, the cost of our interest-bearing liabilities will increase faster than the rates on our interest-earning assets resulting in a decrease in our net interest rate spread and net interest margin.
    Non-interest income totaled $276,000 and $267,000 for the quarters ended March 31, 2004 and 2003, respectively. For the year ended March 31, 2004, non-interest income amounted to $1.0 million as compared to $890,000 for the 2003 fiscal year. The increase in non-interest income was primarily due to higher levels of income from service charges on deposit accounts, late charges on loans and various other service fees.
    Non-interest expense totaled $4.5 million for the quarter ended March 31, 2004 as compared to $3.3 million for the quarter ended March 31, 2003. This increase is due to increases of $789,000 in compensation and benefits, $170,000 in occupancy and equipment expense, $39,000 in data processing service fees, $108,000 in advertising and promotion expense, and $105,000 in other non-interest expense. For fiscal 2004, non-interest expense increased $3.4 million to $16.1 million as compared to $12.7 million for the prior fiscal year. This increase is due primarily to increases of $2.2 million in compensation and benefits, $545,000 in occupancy and equipment expense, and $457,000 in other non-interest expense.
    The increase in compensation and benefits expense is due primarily to additional staff to support the growth in the Company's lending operations and the Stamford branch, which opened in September 2003, additional ESOP expense and additional expense related to stock awards pursuant to the Company's 2004 Stock Incentive Plan. The increase in ESOP expense reflects the increase in shares committed to be released for allocation as a result of the second-step conversion and the increase in the market value of those shares.
    The increase in occupancy and equipment expense is primarily due to two new branch locations (Somers, New York and Stamford, Connecticut) and the Company's new corporate office which opened in April 2003.
    The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich and Stamford.

    This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences, (iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

    Balance sheets, statements of income and other financial data are attached.


    Sound Federal Bancorp, Inc. and Subsidiary

    CONSOLIDATED BALANCE SHEETS
    (Unaudited)
    (Dollars in thousands, except per
    share data)

                                                  March 31,         March 31,
                                                    2004              2003

    Assets
    Cash and due from banks                        $10,455            $8,776
    Federal funds sold and other
     overnight deposits                             20,756            36,121
    Securities available for sale, at
     fair value                                    337,730           295,048

    Loans, net:
      Mortgage loans                               478,470           428,575
      Consumer loans                                 2,697             1,551
      Allowance for loan losses                     (2,712)           (2,442)
                Total loans, net                   478,455           427,684

    Accrued interest receivable                      3,623             3,678
    Federal Home Loan Bank stock                     5,303             4,141
    Premises and equipment, net                      5,630             5,467
    Goodwill                                        13,970            13,970
    Bank-owned life insurance                       10,085               -
    Prepaid pension costs                            2,547               -
    Other assets                                     1,987             1,203
                Total assets                      $890,541          $796,088

    Liabilities and Stockholders' Equity
    Liabilities:
      Deposits                                    $708,330          $604,260
      Borrowings                                    35,000            35,000
      Mortgagors' escrow funds                       4,522             4,603
      Due to brokers for securities
       purchased                                     4,000            10,495
      Accrued expenses and other
       liabilities                                   1,630             3,409
                Total liabilities                  753,482           657,767
    Stockholders' equity:
       Preferred stock ($0.01 par value;
        1,000,000 shares authorized;
        none issued and outstanding)                   -                 -
       Common stock ($0.01 par value;
        24,000,000 shares authorized;
        13,636,170 and 13,247,133
        shares issued at March 31,
        2004 and 2003, respectively)                   136               132
       Additional paid-in capital                  102,637            95,395
       Treasury stock, at cost (459,297
        shares)                                     (7,150)              -
       Common stock held by the Employee
        Stock Ownership Plan                        (6,556)           (7,059)
       Unearned stock awards                        (5,618)             (100)
       Retained earnings                            52,908            49,937
       Accumulated other comprehensive
        income, net of taxes                           702                16
                Total stockholders'
                 equity                            137,059           138,321
                Total liabilities and
                 stockholders' equity             $890,541          $796,088


    Sound Federal Bancorp and Subsidiary

    CONSOLIDATED STATEMENTS OF INCOME
    (Unaudited)
    (In thousands, except per share data)

                                          For the Quarter    For the Year
                                               Ended             Ended
                                             March 31,         March 31,
                                           2004    2003     2004     2003

    Interest and Dividend Income
     Loans                                $6,919  $7,139  $26,819  $29,906
     Mortgage-backed and other securities 2,845 2,763 11,538 8,940 Federal funds sold and other
      overnight deposits                      20     136      240      526
     Other earning assets                     19      67      142      206
     Total interest and dividend income    9,803  10,105   38,739   39,578

    Interest Expense
     Deposits                              2,662   2,797   11,004   12,008
     Borrowings                              365     394    1,495    1,630
     Other interest-bearing liabilities        6      26       48      101
     Total interest expense                3,033   3,217   12,547   13,739

     Net interest income                   6,770   6,888   26,192   25,839
     Provision for loan losses                75     100      275      275
     Net interest income after provision
      for loan losses                      6,695   6,788   25,917   25,564

    Non-Interest Income
     Service charges and fees                276     221    1,041      831
     Gain on sale of real estate owned       -        46      -         59
     Total non-interest income               276     267    1,041      890

    Non-Interest Expense
     Compensation and benefits             2,628   1,839    8,733    6,540
     Occupancy and equipment                 592     422    2,291    1,746
     Data processing service fees            274     235    1,025      959
     Advertising and promotion               238     130    1,020      884
     Other                                   806     701    3,037    2,580
     Total non-interest expense            4,538   3,327   16,106   12,709

     Income before income tax expense      2,433   3,728   10,852   13,745
     Income tax expense                      977   1,420    4,234    5,219
     Net income                           $1,456  $2,308   $6,618   $8,526

    Basic earnings per share               $0.12   $0.19    $0.54    $0.67
    Diluted earnings per share             $0.12   $0.18    $0.52    $0.65


    Sound Federal Bancorp, Inc. and Subsidiary

    Other Financial Data
    (Unaudited)
    (Dollars in thousands, except per share data)

                                        At or for the Quarter Ended
                             March 31,  Dec. 31, Sept. 30,  June 30, March 31,
                                 2004      2003      2003      2003      2003

    Net interest income        $6,770    $6,687    $6,205    $6,530    $6,888
    Provision for loan
     losses                        75        75        75        50       100
    Non-interest income           276       252       228       285       267
    Non-interest expense:
       Compensation and
        benefits                2,628     2,107     2,006     1,992     1,839
       Occupancy and
        equipment                 592       553       584       562       422
       Other non-interest
        expense                 1,318     1,276     1,058     1,430     1,066
     Total non-interest
      expense                   4,538     3,936     3,648     3,984     3,327
    Income before income tax
     expense                    2,433     2,928     2,710     2,781     3,728
    Income tax expense            977     1,133     1,060     1,064     1,420
    Net income                 $1,456    $1,795    $1,650    $1,717    $2,308
    Total assets             $890,541  $881,637  $850,988  $835,635  $796,088
    Loans, net                478,455   461,453   437,205   422,461   427,684
    Securities available for
     sale:
       Mortgage-backed
        securities            255,853   269,604   264,359   250,529   211,484
       Other securities        81,877    86,656    93,532    88,752    83,564
    Deposits                  708,330   698,416   653,395   633,265   604,260
    Borrowings                 35,000    35,000    55,000    35,000    35,000
    Stockholders' equity      137,059   132,091   137,780   139,822   138,321
    Performance Data:
    Return on average
     assets (1)                 0.67%     0.82%     0.80%     0.85%     1.17%
    Return on average
     equity (1)                 4.49%     5.26%     4.76%     4.97%     7.75%
    Average interest rate
     spread (1)                 2.98%     2.92%     2.85%     3.07%     3.41%
    Net interest margin (1)     3.20%     3.17%     3.14%     3.39%     3.79%
    Efficiency ratio           64.41%    56.72%    56.71%    58.46%    46.80%
    Per Common Share Data:
    Basic earnings per
     common share               $0.12     $0.15     $0.13     $0.14     $0.19
    Diluted earnings per
     common share               $0.12     $0.14     $0.13     $0.14     $0.18
    Book value per share (2)   $10.40    $10.32    $10.46    $10.55    $10.44
    Tangible book value per
     share (2)                  $9.34     $9.23     $9.40     $9.50     $9.39
    Dividends per share         $0.06     $0.06     $0.05     $0.05     $0.05
    Capital Ratios:
    Equity to total assets
     (consolidated)            15.39%    14.98%    16.19%    16.73%    17.38%
    Tier 1 leverage capital
     (Bank)                    10.92%    10.74%    10.82%    11.14%    11.29%
    Asset Quality Data:
    Total non-performing
     loans                     $1,981    $1,290    $1,751      $889      $477
    Total non-performing
     assets                    $1,981    $1,290    $1,751      $889      $477

     (1) Ratios are annualized.
     (2) Computed based on total common shares issued, less treasury shares.

SOURCE  Sound Federal Bancorp, Inc.
    -0-                             04/29/2004
    /CONTACT: Anthony J. Fabiano, Senior Vice President, Chief Financial Officer and Corporate Secretary, +1-914-761-3636/
    /Web site:  http://www.soundfed.com /
    (SFFS)

CO:  Sound Federal Bancorp, Inc.
ST:  New York
IN:  FIN
SU:  ERN